                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): March 31, 1999

                         STERIGENICS INTERNATIONAL, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                   000-22909                 95-3323502
     -----------------             ------------           -------------------
      (State or other              (Commission             (I.R.S. Employer
        jurisdiction               File Number)           Identification No.)
     of incorporation)

                      4020 Clipper Court, Fremont, CA 94538
          -----------------------------------------------------------
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (510) 770-9000

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ITEM 5. OTHER EVENTS

            On March 31, 1999, the Board of Directors of SteriGenics International, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.001 per share, of the Company (the "Common Stock"). The dividend is payable on April 16, 1999 (the "Record Date") to the stockholders of record on April 16, 1999. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the "Preferred Stock") at a price of $60.00 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of March 31, 1999, as the same may be amended from time to time (the "Rights Agreement"), between the Company and US Stock Transfer Corporation, as Rights Agent (the "Rights Agent").

          A summary of the terms of the Rights Agreement is attached as an exhibit hereto. A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated April 1, 1999.

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ITEM 7. EXHIBITS

   Exhibit
   Number      Description
   -------     -----------
   3.3         Summary of Rights to Purchase Shares of Preferred Stock
               pursuant to the Rights Agreement dated as of March 31, 1999.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SteriGenics International, Inc.

Date: April 7, 1999                     /s/ James F. Clouser
                                        ----------------------------------------
                                        James F. Clouser
                                        Chief Executive Officer

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                                    EXHIBITS


EXHIBIT
NUMBER        DESCRIPTION
-------       -----------
1             Summary of Rights to Purchase Shares of Preferred Stock pursuant to the Rights Agreement dated as of March 31, 1999.